NEWS RELEASE

For Immediate Release
July 26, 2016

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Second Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $3.8 billion bank holding company headquartered in Charleston, today announced quarterly net income of $12.5 million and diluted earnings of $0.83 per share.

Highlights of the Company’s second quarter performance and results included the following:

•	Return on assets and return on tangible equity of 1.31% and 14.5%, respectively.

•
Reported net interest income increased $0.9 million from the quarter ended June 30, 2015, while net interest income exclusive of accretion from fair value adjustments increased $1.5 million from the quarter ended June 30, 2015.

•	Total net loan growth of $26.3 million from March 31, 2016 to June 30, 2016.

•	Average total deposit balances grew $95.9 million from the quarter ended March 31, 2016 to the quarter ended June 30, 2016.

•
Asset quality continues to remain strong with nonperforming assets declining to $21.3 million, or 0.73% of total loans and other real estate owned. Past due loans remained steady at just 0.30% of total loans outstanding.

Charles R. (“Skip”) Hageboeck, the President and Chief Executive Officer of City Holding Company, commented: “Our results for the second quarter of 2016 once again continue to be very positive despite the headwinds of a sustained low interest environment and weak economic conditions. Our net interest margin improved modestly compared to the first quarter of 2016 and we continued to achieve steady loan growth. Credit quality continues to be a source of strength for City and our credit metrics remain very strong at June 30, 2016. City’s tangible capital grew 35 basis points during the second quarter of 2016 and is now above our reported tangible capital level at December 31, 2015 even though we increased our dividend to shareholders over 2% and have repurchased in excess of 230,000 shares of our common stock in 2016.”

“I would be remiss not to address the devastating and tragic flooding that occurred in parts of West Virginia in June. Sadly, the state sustained more than 20 deaths and substantial property damage was incurred. Areas served by City that were hardest hit were Greenbrier County West Virginia (and most particularly the community of White Sulphur Springs) and the Elkview/Clendenin communities within Kanawha County. Our personnel responded by organizing collection drives for flood victims and volunteering as part of flood relief teams. City has established special loan programs for flood victims and has donated to flood relief efforts. Further, upon review of our loan balances in those communities impacted, we estimate that we have approximately $40 million of loans outstanding, with 90% being residential real estate loans located out of floodplains. Within zip codes where the flooding occurred, we have approximately 900 loans - mostly residential mortgages - with an average balance of under $43,000.

It is still early in the recovery process, and while we did not recognize any losses related to the flooding in the second quarter of 2016, the exact extent of any future loan losses remains unknown. However, with the limited information currently available, we do not expect to incur significant loan losses associated with the recent flooding in West Virginia- but will need several additional months to ascertain what the impact to our loan portfolio might be. We will work closely with our customers to help ensure the best possible outcomes for all parties. Although it will take years to fully rebuild the personal and public infrastructure that was damaged or destroyed during this flood, all West Virginian’s are thankful for the quick and generous response to the devastation.”

Net Interest Income

The Company’s tax equivalent net interest income increased $0.6 million, or 7.6% on an annualized basis, from $29.3 million during the first quarter of 2016 to $29.9 million during the second quarter of 2016. Higher outstanding balances of commercial and residential real estate loans increased net interest income $0.4 million and increased accretion from fair value adjustments on recent acquisitions increased net interest income $0.2 million ($1.0 million for the quarter ended June 30, 2016 compared to $0.8 million for the quarter ended March 31, 2016). The Company’s reported net interest margin increased from 3.53% for the first quarter of 2016 to 3.56% for the second quarter of 2016. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.44% for both the quarter ended June 30, 2016 and for the quarter ended March 31, 2016.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.77% at March 31, 2016 to 0.73% at June 30, 2016. Total nonperforming assets decreased from $22.1 million at March 31, 2016 to $21.3 million at June 30, 2016. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations. Total past due loans improved modestly from $8.7 million, or 0.30% of total loans outstanding, at March 31, 2016 to $8.6 million, or 0.30% of total loans outstanding, at June 30, 2016.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $1.1 million in the second quarter of 2016, compared to $2.8 for the comparable period in 2015 and $0.5 million for the first quarter of 2016. The provision for loan losses recorded in the second quarter of 2016 reflects the growth in the loan portfolio, changes in the quality of the portfolio, and general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

During the second quarter of 2016, the Company realized investment gains of $0.85 million compared to $2.1 million of realized investment gains during the second quarter of 2015. These gains represented partial recoveries of impairment charges previously recognized on pools of trust preferred securities. Exclusive of these gains, non-interest income increased from $13.3 million for the second quarter of 2015 to $13.7 million for the second quarter of 2016. This increase was mainly due to an increase in bankcard revenues of $0.2 million, or 4.7%, from the second quarter of 2015 to $4.2 million and an increase in trust and investment management fee income of $0.2 million, or 14.2%, to $1.4 million.

Non-interest Expenses

Non-interest expenses increased $1.1 million, from $23.2 million in the second quarter of 2015 to $24.3 million in the second quarter of 2016. This increase was due to the acquisition of three Lexington Kentucky branches from AFB ($0.5 million) in November 2015, an increase in other expenses of $0.4 million, and an increase in salaries and employee benefits of $0.3 million. The increase in other expenses is primarily related to the fair value adjustment for a $5.0 million notional interest rate swap to protect against changes in long-term fixed interest rates related to commercial loans.

Balance Sheet Trends

Loans increased $40.9 million (1.4%) from December 31, 2015 to $2.90 billion at June 30, 2016. Residential real estate loans increased $34.0 million (2.4%) and commercial loans increased $13.9 million (1.1%), despite the unanticipated repayment of a $16.1 million loan late in the second quarter of 2016. This repayment is significant in that it was one of City’s largest individual loans. These increases were partially offset by decreases in home equity junior lien loans of ($4.1 million) and consumer loans ($2.3 million).

Total average depository balances increased $95.9 million, or 3.1%, from the quarter ended March 31, 2016 to the quarter ended June 30, 2016. The Company experienced increases in noninterest-bearing demand deposits ($77.0 million), time deposits ($10.9 million), and interest-bearing deposits ($8.6 million).

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2016 was 33.5% compared to 34.4% for the year ended December 31, 2015, and 33.8% for the quarter ended June 30, 2015. The effective rate is based upon the Company’s expected tax rate for the year ended December 31, 2016.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 92.4% and the loan to asset ratio was 76.3% at June 30, 2016. The Company maintained investment securities totaling 13.2% of assets as of the same date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 55.5% of assets at June 30, 2016. Time deposits fund 27.1% of assets at June 30, 2016, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio increased from 9.3% at December 31, 2015 to 9.4% at June 30, 2016. At June 30, 2016, City National Bank’s Leverage Ratio is 8.18%, its Common Equity Tier I ratio is 11.01%, its Tier I Capital ratio is 11.62%, and its Total Risk-Based Capital ratio is 12.35%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On June 29, 2016, the Board approved a quarterly cash dividend of $0.43 cents per share payable July 29, 2016, to shareholders of record as of July 15, 2016.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 85 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2016 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2016 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2016	2015

Earnings
Net Interest Income (FTE)	$29,863	$29,312	$29,391	$28,005	$28,927	$59,177	$58,459
Net Income available to common shareholders	12,541	11,702	13,515	10,607	11,983	24,244	29,975

Per Share Data
Earnings per share available to common shareholders:
Basic	$0.83	$0.78	$0.88	$0.69	$0.78	$1.61	$1.97
Diluted	0.83	0.78	0.88	0.69	0.78	1.61	1.96
Weighted average number of shares:
Basic	14,889,438	14,915,792	15,157,598	15,177,947	15,103,976	14,903,177	15,078,968
Diluted	14,901,697	14,926,941	15,174,103	15,198,007	15,127,238	14,914,882	15,156,272
Period-end number of shares	15,005,321	14,971,171	15,180,215	15,319,450	15,276,950	15,005,321	15,276,950
Cash dividends declared	$0.43	$0.43	$0.42	$0.42	$0.42	$0.86	$0.84
Book value per share (period-end)	28.6	27.93	27.62	27.34	26.92	28.6	26.92
Tangible book value per share (period-end)	23.3	22.61	22.36	22.72	22.29	23.3	22.29
Market data:
High closing price	$50.14	$47.78	$51.12	$51.73	$50.22	$50.14	$50.22
Low closing price	43.06	40.82	43.85	45.56	45.00	40.82	41.76
Period-end closing price	45.47	47.78	45.64	49.30	49.25	45.47	49.25
Average daily volume	63,000	71,133	55,448	58,253	51,213	67,000	50,000
Treasury share activity:
Treasury shares repurchased	2,000	229,132	150,385	—	—	231,132	—
Average treasury share repurchase price	$46.65	$43.31	$46.91	—	—	43.34	—

Key Ratios (percent)
Return on average assets	1.31%	1.25%	1.48%	1.21%	1.34%	1.28%	1.69%
Return on average tangible equity	14.5%	13.8%	15.5%	12.2%	14%	14.1%	17.8%
Yield on interest earning assets	3.95%	3.91%	3.99%	3.99%	4.2%	3.93%	4.3%
Cost of interest bearing liabilities	0.49%	0.48%	0.46%	0.47%	0.47%	0.49%	0.47%
Net Interest Margin	3.56%	3.53%	3.62%	3.62%	3.82%	3.55%	3.9%
Non-interest income as a percent of total revenue	31.6%	31.1%	32.5%	33.0%	31.6%	31.4%	39.1%
Efficiency Ratio (a)	55.6%	56.8%	48.5%	57.3%	54.8%	56.2%	54.5%
Price/Earnings Ratio (b)	13.66	15.40	12.94	17.84	15.69	14.15	12.53

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.13%	11.23%	11.65%	11.9%	11.54%
Tangible equity to tangible assets	9.38%	9.03%	9.34%	10.14%	9.89%
Consolidated risk based capital ratios (c):
CET I	13.21%	13.38%	13.65%	14.42%	14.17%
Tier I	13.82%	14%	14.28%	15.08%	14.82%
Total	14.57%	14.78%	15.1%	15.95%	15.7%
Leverage	9.74%	9.78%	10.15%	10.71%	10.38%

Other
Branches	85	85	85	82	82
FTE	852	854	853	828	844

Assets per FTE	$4,468	$4,484	$4,354	$4,233	$4,162
Deposits per FTE	3,688	3,732	3,615	3,461	3,439

(a) The June 30, 2015 YTD efficiency ratio calculation excludes the gain on sale of insurance division.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) June 30, 2016 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2016	2015
Interest Income
Interest and fees on loans	$29,640	$28,927	$29,032	$27,875	$28,812	$58,567	$58,200
Interest on investment securities:
Taxable	2,927	3,005	2,856	2,621	2,641	5,933	5,353
Tax-exempt	365	357	334	272	267	722	531
Total Interest Income	32,932	32,289	32,222	30,768	31,720	65,222	64,084

Interest Expense
Interest on deposits	3,011	2,898	2,760	2,686	2,699	5,909	5,440
Interest on short-term borrowings	86	107	91	69	85	193	167
Interest on long-term debt	167	164	159	155	153	331	303
Total Interest Expense	3,264	3,169	3,010	2,910	2,937	6,433	5,910
Net Interest Income	29,668	29,120	29,212	27,858	28,783	58,789	58,174
Provision for loan losses	1,122	539	2,813	451	2,836	1,661	3,724
Net Interest Income After Provision for Loan Losses	28,546	28,581	26,399	27,407	25,947	57,128	54,450

Non-Interest Income
Gains on sale of investment securities	845	—	—	—	2,116	845	2,130
Service charges	6,564	6,303	6,893	6,907	6,589	12,867	12,516
Bankcard revenue	4,190	3,967	3,923	3,895	4,002	8,157	8,076
Trust and investment management fee income	1,371	1,276	1,547	1,176	1,201	2,647	2,401
Bank owned life insurance	768	760	898	929	783	1,528	1,547
Gain on sale of insurance division	—	—	—	—	—	—	11,084
Other income	843	821	813	799	714	1,664	1,672
Total Non-Interest Income	14,581	13,127	14,074	13,706	15,405	27,708	39,426

Non-Interest Expense
Salaries and employee benefits	12,790	12,673	11,296	12,179	12,193	25,463	24,372
Occupancy and equipment	2,708	2,836	2,583	2,575	2,529	5,544	5,119
Depreciation	1,567	1,567	1,539	1,522	1,516	3,134	3,027
FDIC insurance expense	512	465	443	456	445	977	895
Advertising	778	716	264	777	701	1,494	1,405
Bankcard expenses	925	833	778	785	829	1,758	1,615
Postage, delivery, and statement mailings	506	565	532	523	507	1,071	1,068
Office supplies	366	353	273	384	347	719	693
Legal and professional fees	528	471	662	620	542	999	1,109

Telecommunications	431	428	409	418	463	859	938
Repossessed asset losses, net of expenses	53	288	217	492	335	341	555
Merger related expenses	—	—	315	175	108	—	108
Other expenses	3,119	2,945	1,854	4,471	2,729	6,064	5,505
Total Non-Interest Expense	24,283	24,140	21,165	25,377	23,244	48,423	46,409
Income Before Income Taxes	18,844	17,568	19,308	15,736	18,108	36,413	47,467
Income tax expense	6,303	5,866	5,793	5,129	6,125	12,169	17,492
Net Income Available to Common Shareholders	$12,541	$11,702	$13,515	$10,607	$11,983	$24,244	$29,975

Distributed earnings allocated to common shareholders	$6,375	$6,365	$6,303	$6,362	$6,344	$12,750	$12,688
Undistributed earnings allocated to common shareholders	6,016	5,206	7,059	4,125	5,505	11,202	16,950
Net earnings allocated to common shareholders	$12,391	$11,571	$13,362	$10,487	$11,849	$23,952	$29,638

Average common shares outstanding	14,889	14,916	15,158	15,178	15,104	14,903	15,079
Shares for diluted earnings per share	14,902	14,927	15,175	15,198	15,127	14,915	15,156

Basic earnings per common share	$0.83	$0.78	$0.88	$0.69	$0.78	$1.61	$1.97
Diluted earnings per common share	$0.83	$0.78	$0.88	$0.69	$0.78	$1.61	$1.96

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Assets
Cash and due from banks	$69,933	$165,134	$58,829	$109,627	$142,335
Interest-bearing deposits in depository institutions	8,643	10,031	11,284	9,081	11,089
Cash and cash equivalents	78,576	175,165	70,113	118,708	153,424

Investment securities available-for-sale, at fair value	409,039	362,282	369,466	300,865	287,609
Investment securities held-to-maturity, at amortized cost	83,208	86,518	88,937	81,095	84,082
Other securities	10,203	9,960	12,915	9,926	9,926
Total investment securities	502,450	458,760	471,318	391,886	381,617

Gross loans	2,903,398	2,877,117	2,862,534	2,695,645	2,683,835
Allowance for loan losses	(19,139)	(19,315)	(19,251)	(20,148)	(20,187)
Net loans	2,884,259	2,857,802	2,843,283	2,675,497	2,663,648

Bank owned life insurance	99,446	98,679	97,919	97,157	96,663
Premises and equipment, net	75,040	75,965	77,271	73,419	75,900
Accrued interest receivable	8,428	8,517	7,432	7,690	7,838
Net deferred tax assets	23,995	27,541	29,974	33,342	32,674
Intangible assets	79,433	79,581	79,792	70,653	70,779
Other assets	55,234	47,656	36,957	36,266	30,080
Total Assets	$3,806,861	$3,829,666	$3,714,059	$3,504,618	$3,512,623

Liabilities
Deposits:
Noninterest-bearing	$651,867	$666,523	$621,073	$542,177	$563,715
Interest-bearing:
Demand deposits	701,248	711,366	679,735	647,792	646,198
Savings deposits	758,323	780,982	765,611	693,184	695,383
Time deposits	1,030,841	1,028,400	1,017,556	982,349	997,387
Total deposits	3,142,279	3,187,271	3,083,975	2,865,502	2,902,683
Short-term borrowings
Federal Funds purchased	—	—	13,000	—	—
Customer repurchase agreements	153,674	156,714	141,869	147,036	153,171
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	65,324	51,068	39,448	56,818	29,034
Total Liabilities	3,377,772	3,411,548	3,294,787	3,085,851	3,101,383

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—	—	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized	46,249	46,249	46,249	46,249	46,249
Capital surplus	106,378	106,137	106,269	106,108	105,891
Retained earnings	402,044	395,963	390,690	383,551	379,379
Cost of common stock in treasury	(127,619)	(129,142)	(120,104)	(113,581)	(115,387)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	6,796	3,670	927	1,789	457
Underfunded pension liability	(4,759)	(4,759)	(4,759)	(5,349)	(5,349)
Total Accumulated Other Comprehensive Loss	2,037	(1,089)	(3,832)	(3,560)	(4,892)
Total Stockholders' Equity	429,089	418,118	419,272	418,767	411,240
Total Liabilities and Stockholders' Equity	$3,806,861	$3,829,666	$3,714,059	$3,504,618	$3,512,623

Regulatory Capital
Total CET 1 capital	$349,100	$341,165	$345,620	$353,224	$346,979
Total tier 1 capital	365,100	357,165	361,620	369,224	362,979
Total risk-based capital	384,855	377,003	382,180	390,612	384,388
Total risk-weighted assets	2,642,040	2,550,739	2,531,647	2,449,191	2,448,848

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015

Residential real estate (1)	$1,417,137	$1,395,670	$1,383,133	$1,358,083	$1,325,453
Home equity - junior liens	142,827	142,694	147,036	144,748	143,772
Commercial and industrial	171,362	165,549	165,340	123,948	141,518
Commercial real estate (2)	1,135,493	1,135,625	1,127,581	1,028,857	1,032,258
Consumer	33,799	34,754	36,083	36,751	37,555
DDA overdrafts	2,780	2,825	3,361	3,258	3,279
Gross Loans	$2,903,398	$2,877,117	$2,862,534	$2,695,645	$2,683,835

Construction loans included in:
(1) - Residential real estate loans	$12,344	$13,966	$13,135	$14,765	$15,412
(2) - Commercial real estate loans	2,237	15,172	12,599	11,970	4,043

Secondary Mortgage Loan Activity
Mortgage loans originated	$3,103	$2,809	$3,855	$4,803	$3,900
Mortgage loans sold	3,183	3,073	4,135	4,206	4,006
Mortgage loans gain on loans sold	80	24	88	112	106

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2016	2015
Allowance for Loan Losses
Balance at beginning of period	$19,315	$19,251	$20,148	$20,187	$20,103	$19,251	$20,074

Charge-offs:
Commercial and industrial	(44)	(1)	(3,148)	(82)	(2,444)	(45)	(2,538)
Commercial real estate	(769)	(302)	(303)	(1)	61	(1,071)	(276)
Residential real estate	(337)	(405)	(386)	(229)	(272)	(742)	(529)
Home equity	(69)	(106)	(76)	(128)	(17)	(175)	(108)
Consumer	(44)	(38)	(39)	(28)	(69)	(82)	(143)
DDA overdrafts	(321)	(318)	(376)	(414)	(313)	(639)	(624)
Total charge-offs	(1,584)	(1,170)	(4,328)	(882)	(3,054)	(2,754)	(4,218)

Recoveries:
Commercial and industrial	3	1	2	45	9	4	27
Commercial real estate	20	384	317	18	23	404	31
Residential real estate	51	39	69	66	54	90	64
Home equity	—	—	—	—	—	—	—
Consumer	52	29	32	76	51	81	79
DDA overdrafts	160	242	198	187	165	402	406
Total recoveries	286	695	618	392	302	981	607

Net charge-offs	(1,298)	(475)	(3,710)	(490)	(2,752)	(1,773)	(3,611)
Provision for (recovery of) acquired loans	128	40	32	(24)	299	168	545
Provision for loan losses	994	499	2,781	475	2,537	1,493	3,179
Balance at end of period	$19,139	$19,315	$19,251	$20,148	$20,187	$19,139	$20,187

Loans outstanding	$2,903,398	$2,877,117	$2,862,534	$2,695,645	$2,683,835
Allowance as a percent of loans outstanding	0.7%	0.7%	0.7%	0.7%	0.8%
Allowance as a percent of non-performing loans	124%	120.4%	110.4%	92.2%	127.1%

Average loans outstanding	$2,891,292	$2,864,943	$2,789,354	$2,679,429	$2,658,484	$2,878,119	$2,647,502
Net charge-offs (annualized) as a percent of average loans outstanding	0.18%	0.07%	0.53%	0.07%	0.41%	0.12%	0.27%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Nonaccrual Loans
Residential real estate	$2,531	$2,977	$2,918	$3,012	$2,693
Home equity	165	152	136	159	141
Commercial and industrial	2,724	2,967	2,745	6,430	1,271
Commercial real estate	9,779	9,718	11,149	11,806	11,518
Consumer	—	—	—	—	—
Total nonaccrual loans	15,199	15,814	16,948	21,407	15,623
Accruing loans past due 90 days or more	241	225	495	449	264
Total non-performing loans	15,440	16,039	17,443	21,856	15,887
Other real estate owned	5,868	6,054	6,519	6,026	6,729
Total non-performing assets	$21,308	$22,093	$23,962	$27,882	$22,616

Non-performing assets as a percent of loans and other real estate owned	0.73%	0.77%	0.84%	1.03%	0.84%

Past Due Loans
Residential real estate	$5,490	$5,045	$6,610	$5,522	$5,270
Home equity	595	595	406	558	398
Commercial and industrial	304	343	159	355	614
Commercial real estate	1,746	2,138	1,480	3,622	2,715
Consumer	150	82	196	218	257
DDA overdrafts	290	514	313	330	327
Total past due loans	$8,575	$8,717	$9,164	$10,605	$9,581

Total past due loans as a percent of loans outstanding	0.30%	0.30%	0.32%	0.39%	0.36%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$19,685	$18,306	$17,796	$18,154	$18,624
Home equity	2,873	2,878	2,659	2,730	2,647
Commercial and industrial	50	54	58	62	66
Commercial real estate	2,743	523	1,746	1,921	1,872
Consumer	—	—	—	—	—
Total accruing TDRs	$25,351	$21,761	$22,259	$22,867	$23,209

Non-Accruing
Residential real estate	$390	$36	191	$—	$397
Home equity	44	—	34	16	15
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$434	$36	$225	$16	$412

Total TDRs	$25,785	$21,797	$22,484	$22,883	$23,621

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,545,550	$15,038	3.91%	$1,531,966	$14,918	3.92%	$1,456,820	$14,291	3.93%
Commercial, financial, and agriculture (2)	1,306,931	13,310	4.1%	1,294,345	12,919	4.01%	1,160,219	12,993	4.49%
Installment loans to individuals (2), (3)	38,811	809	8.38%	38,632	721	7.51%	41,445	1,026	9.93%
Previously securitized loans (4)	***	483	***	***	369	***	***	502	***
Total loans	2,891,292	29,640	4.12%	2,864,943	28,927	4.06%	2,658,484	28,812	4.35%
Securities:
Taxable	425,450	2,927	2.77%	421,289	3,005	2.87%	341,723	2,641	3.1%
Tax-exempt (5)	43,637	561	5.17%	41,898	549	5.27%	29,501	411	5.59%
Total securities	469,087	3,488	2.99%	463,187	3,554	3.09%	371,224	3,052	3.3%
Deposits in depository institutions	9,186	—	—	10,529	—	—	10,468	—	—
Total interest-earning assets	3,369,565	33,128	3.95%	3,338,659	32,481	3.91%	3,040,176	31,864	4.2%
Cash and due from banks	144,260			81,569			229,009
Premises and equipment, net	75,798			76,945			76,671
Other assets	261,271			256,329			244,661
Less: Allowance for loan losses	(19,686)			(20,591)			(20,789)
Total assets	$3,831,208			$3,732,911			$3,569,728

Liabilities:
Interest-bearing demand deposits	$686,403	$176	0.10%	$677,849	$145	0.09%	$647,991	$125	0.08%
Savings deposits	766,708	238	0.12%	767,262	228	0.12%	709,034	174	0.10%
Time deposits (2)	1,030,346	2,598	1.01%	1,019,416	2,525	1.00%	1,006,376	2,400	0.96%
Short-term borrowings	154,047	86	0.22%	162,046	107	0.27%	149,785	85	0.23%
Long-term debt	16,495	167	4.07%	16,495	164	4.00%	16,495	153	3.72%
Total interest-bearing liabilities	2,653,999	3,265	0.49%	2,643,068	3,169	0.48%	2,529,681	2,937	0.47%
Noninterest-bearing demand deposits	707,501			630,524			585,720
Other liabilities	43,435			40,198			42,273
Stockholders' equity	426,273			419,121			412,054
Total liabilities and
stockholders' equity	$3,831,208			$3,732,911			$3,569,728
Net interest income		$29,863			$29,312			$28,927
Net yield on earning assets			3.56%			3.53%			3.82%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$190	$181	$243
Commercial, financial, and agriculture	656	394	1,120
Installment loans to individuals	29	54	75
Time deposits	148	148	169
	$1,022	$777	$1,607

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended
	June 30, 2016			June 30, 2015
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,538,095	$29,957	3.92%	$1,450,386	$28,410	3.95%
Commercial, financial, and agriculture (2)	1,301,380	26,228	4.05%	1,155,483	27,019	4.72%
Installment loans to individuals (2), (3)	38,644	1,530	7.96%	41,633	1,816	8.80%
Previously securitized loans (4)	***	852	***	***	954	***
Total loans	2,878,119	58,567	4.09%	2,647,502	58,199	4.43%
Securities:
Taxable	423,369	5,933	2.82%	334,494	5,353	3.23%
Tax-exempt (5)	42,768	1,110	5.22%	28,992	816	5.68%
Total securities	466,137	7,043	3.04%	363,486	6,169	3.42%
Deposits in depository institutions	9,858	—	—%	9,722	—	—%
Total interest-earning assets	3,354,114	65,610	3.93%	3,020,710	64,368	4.3%
Cash and due from banks	112,915			225,727
Premises and equipment, net	76,372			77,152
Other assets	258,800			244,578
Less: Allowance for loan losses	(20,138)			(20,724)
Total assets	$3,782,063			$3,547,443

Liabilities:
Interest-bearing demand deposits	$682,126	$321	0.09%	$642,431	$257	0.08%
Savings deposits	766,985	465	0.12%	701,907	355	0.1%
Time deposits (2)	1,024,881	5,123	1.01%	1,013,883	4,828	0.96%
Short-term borrowings	158,046	193	0.25%	139,676	166	0.24%
Long-term debt	16,495	331	4.04%	16,495	303	3.7%
Total interest-bearing liabilities	2,648,533	6,433	0.49%	2,514,392	5,909	0.47%
Noninterest-bearing demand deposits	669,013			578,570
Other liabilities	41,820			46,112
Stockholders' equity	422,697			408,369
Total liabilities and
stockholders' equity	$3,782,063			$3,547,443
Net interest income		$59,177			$58,459
Net yield on earning assets			3.55%			3.90%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	371	440
Commercial, financial, and agriculture	1,050	3,106
Installment loans to individuals	82	172
Time deposits	296	339
	$1,799	$4,057

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Purchased Credit Impaired Loans (Period End)
Virginia Savings Acquisition
Contractual required principal and interest	$1,924	$1,942	$1,965	$2,149	$2,376
Carrying value	1,714	1,715	1,707	1,861	1,984

Community Acquisition
Contractual required principal and interest	$14,042	$14,415	$16,362	$17,834	$18,546
Carrying value	11,160	11,219	12,899	13,400	13,958

Accretion

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Bank, Inc. ("AFB") acquisitions.

Virginia Savings Acquistion
Loans	$67	$104	$138	$245	$190
Certificates of deposit	124	124	129	129	129
	$191	$228	$267	$374	$319

Community Acquisition
Loans	$698	$408	$1,226	$642	$1,248
Certificates of deposit	11	11	40	40	40
	$709	$419	$1,266	$682	$1,288

AFB Acquisition
Loans	$109	$117	$28	—	—
Certificates of deposit	13	13	11	—	—
	$122	$130	$39	—	—

All Acquisitions
Loans	$874	$629	$1,392	$887	$1,438
Certificates of deposit	148	148	180	169	169
	$1,022	$777	$1,572	$1,056	$1,607

Accretion Forecast
Remainder of 2016	$1,058
Year Ended December 31, 2017	1,316
Year Ended December 31, 2018	988

Note: The amounts reflected above require management to make significant assumptions based on estimated future default, prepayment and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2016	2015
Net Interest Income/Margin
Net interest income, fully taxable equivalent	$29,863	$29,312	$29,391	$28,005	$28,927	$59,177	$58,459
Taxable equivalent adjustment	(195)	(192)	(179)	(147)	(144)	(388)	(285)
Net interest income ("GAAP")	$29,668	$29,120	$29,212	$27,858	$28,783	$58,789	$58,174

Average interest earning assets	$3,369,565	$3,338,659	$3,223,782	$3,071,595	$3,040,176	$3,354,114	$3,020,710
Net Interest Margin	3.56%	3.53%	3.62%	3.62%	3.82%	3.55%	3.9%

Net interest income, fully taxable equivalent, excluding accretion	$28,841	$28,535	$27,819	$26,949	$27,320	$57,378	$54,402
Taxable equivalent adjustment	(195)	(192)	(179)	(147)	(144)	(388)	(285)
Accretion related to fair value adjustments	1,022	777	1,572	1,056	1,607	1,799	4,057
Net interest income ("GAAP")	$29,668	$29,120	$29,212	$27,858	$28,783	$58,789	$58,174

Average interest earning assets	$3,369,565	$3,338,659	$3,223,782	$3,071,595	$3,040,176	$3,354,114	$3,020,710
Net Interest Margin (excluding accretion)	3.44%	3.44%	3.42%	3.48%	3.60%	3.44%	3.63%

Tangible Equity Ratio (period end)
Tangible common equity to tangible assets	9.38%	9.03%	9.34%	10.14%	9.89%
Effect of goodwill and other intangibles, net	1.89%	1.89%	1.95%	1.81%	1.82%
Equity to assets ("GAAP")	11.27%	10.92%	11.29%	11.95%	11.71%